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                                                                EXHIBIT 3(ii)

               Section 1 of Article V, of the bylaws of the Corporation be,
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          and is hereby, amended so that it will hereafter read as follows:

               "SECTION 1. Principal Officers. The Principal Officers of the
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          Corporation shall be a Chief Executive Officer, a President and Chief
          Operating Officer, one or more Executive Vice Presidents (the number thereof, if any, to be determined by the CEO), one or more Vice Presidents (the number thereof, if any, to be determined by the CEO), a Secretary, and a Chief Financial Officer. In addition there may be such subordinate officers, agents, and employees as may be appointed in accordance with the provisions of Section 3 of this Article V. Any
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          two (2) or more offices may be held by the same person."

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     Section 7 of Article V, of the by-laws of the Corporation be, and is
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hereby, amended so that it will hereafter read as follows:

     "SECTION 7. Chief Executive Officer. The Chief Executive Officer ("CEO") of
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the Corporation shall act as Chairman of the Board of Directors and preside at all meetings of the Board of Directors and of the stockholders at which he or she is present. The CEO shall have general authority and responsibility for managing the affairs of the Corporation, and shall perform all such duties as are incident to the office of CEO or as are properly required of him or her by the Board of Directors. The CEO shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, when authorized by the Board of Directors. In addition, the CEO shall have such further powers and perform such further duties as may, from time to time, be assigned to him or her by the Board of Directors or as may be prescribed by these bylaws."

     Section 8 of Article V of the bylaws of the Corporation be, and is hereby
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substituted and replaced with a new Section 8 to read in its entirety as
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follows:

     "SECTION 8. President. There is hereby created the office of President and
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Chief Operating Officer ("COO"). The President and COO shall be appointed by the
CEO, and shall be annually elected by, and serve at the pleasure of, the Board of Directors. The President and COO shall direct the day-to-day activities of the Corporation in accordance with policies and objectives established by the Chief Executive Officer and the Board of Directors to achieve maximum profitability of operations. The President and COO shall assist the CEO in developing policies and an organization that will ensure that full advantage is taken of the long range potential of the business. In the absence of the CEO, the President and COO shall direct and coordinate the activities of the Corporation's staff and operations. The President and COO shall have authority to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or these bylaws to some other officer, agent, or employee of the Corporation. In addition, the President and COO shall have such further powers and perform such further duties as may, from time to time, be assigned to him or her by the Chief Executive Officer, the Board of Directors, or as may be described by these bylaws."
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     A new Section 9 of Article V of the bylaws of the Corporation reading as
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follows is hereby added:

     "SECTION 9. Executive Vice Presidents. The Board of Directors may establish
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several classifications of Executive Vice President. In addition, each Executive
Vice President shall have such powers and perform such duties as shall, from time to time, be assigned to him or her by the President and COO, CEO, Board of Directors, or Chairman of the Board."

     A new Section 10 of Article V of the bylaws of the Corporation reading as
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follows is hereby added:

     "SECTION 10. Vice Presidents. The CEO or the President and COO may appoint
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several classifications of Vice Presidents which shall be annually elected by the Board of Directors. In the absence of an Executive Vice President or in the event of an Executive Vice President's death, inability or refusal to act, a Vice President (or in the event there is more than one (1) Vice President, the Vice Presidents' in the order designated at the time of their election, or in the absence of any designation, then in the order of their appointment) may perform the duties of an Executive Vice President, as directed by the President and COO. When so acting, the Vice President shall have all the powers and shall be subject to all the restrictions upon an Executive Vice President. In addition, a Vice President shall have such powers and perform such duties as shall, from time to time, be assigned to him or her by an Executive Vice President to whom he or she reports, or the President and COO, or Chief Executive Officer, or Chairman of the Board, or the Board of Directors."

     The old Section 9 and Section 10 of Article V of the bylaws of the
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Corporation shall be, and are hereafter changed to be Section 11 and Section 12,
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respectively.